Exhibit 10.24

Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601 because they are both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

Statement of Work:

Robotic Picking Cells
Design & Implementation
[***]

Berkshire Grey, Inc.

Proposal # 1905301745, Rev. 4

August 7, 2019

Confidential Information	1	© Berkshire Grey, Inc. 2019

THIS STATEMENT OF WORK (“SOW”) is made a part of and wholly incorporated into the Master Purchase and License Agreement dated June 6, 2019 by and between Berkshire Grey, Inc., a [Delaware] corporation (“Berkshire Grey”) whose principal place of business is located at 10 Maguire Road, Building 4, Suite 190, Lexington, MA 02421 and SoftBank Robotics Corp., a Japanese Corporation whose principal address is located at 1-9-2 Higashi-shimbashi,Minato- ku,Tokyo JAPAN (“SoftBank”). “) and is effective as of the date last signed by both parties hereto (“SOW Effective Date”). In the event of a conflict of terms and conditions the following order of precedence will apply: (i) the Master Purchase and License Agreement, and (ii) the SOW. Any capitalized terms not defined in this SOW will have the same meaning as in the Agreement.

1.	OVERVIEW

This SOW defines the project scope, clarifies the roles and responsibilities associated with the project, and serves as the Parties’ agreement to begin work hereunder. The work provided for will be governed by the terms of the Agreement and this SOW. This SOW is used to communicate the project commitments and objectives to Berkshire Grey and to set out each Party’s roles and responsibilities. Signature of this SOW constitutes acceptance of the terms defined herein.

2.	SCOPE OF WORK

The work covered hereunder includes, but is not necessarily limited to, a) the Equipment, Software, and the System as a whole, b) Maintenance and Support Services, and c) related professional services outlined herein. The work will be performed within the provided timeframe and under the terms contained both herein and in the Agreement. The work provided by Berkshire Grey will include:

2.1.	Equipment as described in this SOW.

2.2.	Licensed Software as described in this SOW.

2.3.	Installation and Implementation Services as described in this SOW.

3.	CHANGE ORDER PROCEDURE

It is mutually understood that business requirements, resources and dates may change upon mutual consent of the Parties. Customer is responsible for revising the estimated Project plans and requesting changes to the requirements for Equipment or the Services. Changes to the Equipment or the Services described in this SOW will be subject to mutual written agreement of the parties as described in Attachment A. Berkshire Grey will not commence work on any such change unless and until the change has been agreed to in writing by both Parties.

[Remainder of page intentionally left blank]

Confidential Information	2	© Berkshire Grey, Inc. 2019

IN WITNESS WHEREOF, each party warrants that its respective signatory whose signature appears below is duly authorized by all necessary and appropriate corporate action to execute this SOW on behalf of such party.

BERKSHIRE GREY, INC		SoftBank Robotics Corp.

By:	/s/ Tom Wagner	By:	/s/ Kenichi Yoshida
Print Name:	Tom Wagner	Print Name:	Kenichi Yoshida
Title:	CEO	Title:	Chief Business Officer
Date:		Date:

Confidential Information	3	© Berkshire Grey, Inc. 2019

Legal Information and Confidentiality

All information contained herein (the “Proposal”) and disclosed to SoftBank by Berkshire Grey (the “Parties”) is subject to the confidentiality provision in the Master Purchase and Licensing Agreement (MPLA)between SoftBank and Berkshire Grey dated as of June 7, 2019.

Confidential Information	4	© Berkshire Grey, Inc. 2019

Executive Summary

[***]

Confidential Information	5	© Berkshire Grey, Inc. 2019

Table of Contents

[Remainder of page intentionally left blank]				2
1			Introduction	8
2			Project Background	9
3			Berkshire Grey Robotic Pick Cell (RPC) Technology	9
	3.1		System Components	9
		3.1.1	Robotic Pick Cell (RPC) Station	9
		3.1.2	Efficient Unit Placement Technology	10
		3.1.3	Conveyance Components	10
		3.1.4	HMI, Status, and Reporting Tools	11
4			Detailed System Proposal	11
	4.1		Project Approach	11
	4.2		Site Preparation Requirements	16
		4.2.1	Delivery Requirements	16
		4.2.2	Power and Network Drop Requirements and Layout	17
	4.3		[***]	18
	4.4		Computing Architecture	18
		4.4.1	Network Architecture	18
		4.4.2	Compute Hardware	20
		4.4.3	Access Control	20
		4.4.4	Data Management	20
		4.4.5	Security Review	20
		4.4.6	Power Disruption Mitigation	20
		4.4.7	Disaster Recovery	21
		4.4.8	Bandwidth and Storage Requirements	21
		4.4.9	Video Cameras	21
	4.5		WMS Integration	21
		4.5.1	Communication Protocols	22
		4.5.2	Data Exchange	22
		4.5.3	Additional Requirements	23
	4.6		System Performance Specifications	24
		4.6.1	Overall Performance	24
		4.6.2	SKU Dimension and Weight Limits	25
		4.6.3	SKU Compatibility	25
		4.6.4	Container Compatibility	26
	4.7		Evaluation Test Procedures	27
		4.7.1	Installation Evaluation	27
		4.7.2	Operational Evaluations	27
		4.7.3	Performance Tests	28
		4.7.4	Final Acceptance	28
	4.8		Reporting Metrics	28
		4.8.1	Individual Pick Cell Metrics	29
	4.9		Human-Machine Interfaces	29
	4.10		Startup, Shutdown, and Operation Procedures	29

Confidential Information	6	© Berkshire Grey, Inc. 2019

		4.10.1	System States	30
		4.10.2	Maintenance [***]	30
		4.10.3	Startup Procedure	30
		4.10.4	Shutdown Procedure	31
		4.10.5	Emergency Stop	31
	4.11		Safety	31
		4.11.1	Emergency Stops	32
	4.12		Maintenance & Support Services	32
		4.12.1	Warranty	32
		4.12.2	Warranty Services	33
		4.12.3	Non-Warranty Services	33
		4.12.4	Service Priority Table	33
		4.12.5	Recommended Spares	34
	4.13		Training	34
	4.14		Responsibility Matrix	35
		4.14.1	System Assembly (Pre-Installation)	35
		4.14.2	System Assembly / Go-Live	36
5			Commercial	37
	5.1		Pricing & Pricing Validity	37
		5.1.1	Pricing for [***] DC	37
		5.1.2	Pricing for Software Support & Maintenance Subscription	38
		5.1.3	Pricing for Services and Support	38
		5.1.4	Pricing Exclusions	39
	5.2		Payment Invoices & Payment Schedule	39
		5.2.1	Initial Order	39
		5.2.2	Additional Orders	39
	5.3		Shipping	39
6			Appendix A: [***]	40

Confidential Information	7	© Berkshire Grey, Inc. 2019

1	Introduction

Berkshire Grey (BG) provides customers with intelligent robotic systems that automate tasks that have never before been performed by machines in commercial settings. We combine machine learning, computer vision and robotics to transform supply chains. Our core technology is modular, scalable, and built by world-class experts to deliver truly innovative logistics solutions.

Through leading-edge technologies in artificial intelligence, computer vision, machine learning, novel gripping and sensing, motion planning, and robotic manipulation, Berkshire Grey systems are revolutionizing automation in ecommerce, retail resupply, and logistics. Berkshire Grey delivers unequalled innovation that just plain works. Berkshire Grey solutions have several key benefits:

[***] approach provides a learning framework that enables improvement against system performance data as it runs.

Confidential Information	8	© Berkshire Grey, Inc. 2019

[***]

Berkshire Grey brings unique abilities in artificial intelligence and robotics to allow SoftBank to improve efficiency, raise quality, lower prices, and get goods to destinations more rapidly. The Berkshire Grey solution generates value from reduced labor costs, higher productivity, enhanced operational agility and higher customer satisfaction. These values also increase over the lifetime of the equipment with continuous performance improvements driven by our artificial intelligence software.

2	Project Background

Berkshire Grey understands that SoftBank has strategies and designs to revolutionize the logistics market with a technology forward, global LaaS solution to [***] of DCs.

[***]

Berkshire Grey’s automation technology gives SoftBank an essential spoke in the virtuous cycle. Labor is the biggest cost factor in order fulfillment today, and changing demographics across the globe will increase the cost of labor. Automated unit handling frees SoftBank from the need for a vast workforce with cascading effects:

●	Automation enables operations closer to population centers with tighter labor markets.

●	Inventory closer to LaaS customers reduces transportation costs and gives a competitive advantage in shipping times.

●	Efficiency lowers costs and improves the customer experience, attracting more clients, continuing the cycle.

3	Berkshire Grey Robotic Pick Cell (RPC) Technology

3.1	System Components

Berkshire Grey will deliver:

[***]

All three cell types build on patented Berkshire Grey RPC technology.

3.1.1	Robotic Pick Cell (RPC) Station

The RPC is a fully automated system that picks eaches or units from inventory totes and loads them into outbound containers. An RPC is a tightly integrated machine for singulating items out of cluttered containers. [***] Together they yield a fast and robust unit picking solution. The RPC units will be primarily designed for order processing; [***].

Confidential Information	9	© Berkshire Grey, Inc. 2019

A picking cell built around RPC technology is designed to work in lock-step coordination with the warehouse. [***]

By integrating a full package of safety systems, related sensor packages, caging, and e-stops, these picking cells are designed to meet industry standard safety requirements.

3.1.2	Efficient Unit Placement Technology

The [***] Cells will enable a completely automated packing process. Our goal is to remove manual handling from the pack process, by leveraging our existing unit handling technology in RPC, and intentionally place units into boxes [***].

3.1.3	Conveyance Components

[***]

Confidential Information	10	© Berkshire Grey, Inc. 2019

[***] This allows for a straightforward way to route connections between RPCs in the facility and supports minimally disruptive cut-ins with the potential for future expansion.

3.1.4	HMI, Status, and Reporting Tools

Berkshire Grey’s RPC brings access to data to SoftBank’s daily order filling operations through interactive monitoring and reporting tools. Mobile device and cabinet-mounted touchscreen human machine interfaces (HMI) give operators and supervisors access to on-demand performance metrics and system status. Berkshire Grey will provide the following HMIs:

[***]

A great deal of flexibility is possible for configuring features including system monitoring, reporting, notification, documentation, preventative maintenance, and troubleshooting.

4	Detailed System Proposal

4.1	Project Approach

Berkshire Grey has determined a development plan that will drive value for SoftBank as soon as possible, while minimizing risk associated with new technology start-up in a new facility ramping to fully automated operation.

In this plan, Berkshire Grey will focus early on establishing functional requirements, interfaces between BG and SB hardware and software [***] This will allow development of software [***] as well as new capabilities [***] to begin immediately.

In parallel, the hardware team will focus on two things:

[***]

Confidential Information	11	© Berkshire Grey, Inc. 2019

Our strategy is to phase in RPCs over the course of several months in order to ramp to full volume operations. RPCs will be phased in monthly as is depicted below:

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]
[***]	[***]
[***]
[***]
[***]	[***]
[***]	[***]

[***]

The Operational framework would follow the general approach depicted below

[***]	Demonstration & Test: [***]
[***]

Confidential Information	12	© Berkshire Grey, Inc. 2019

[***]	Demonstration & Test: [***]
[***]

Confidential Information	13	© Berkshire Grey, Inc. 2019

[***]	Demonstration & Test: [***]
[***]

Confidential Information	14	© Berkshire Grey, Inc. 2019

[***]	Demonstration & Test: [***]
[***]

Confidential Information	15	© Berkshire Grey, Inc. 2019

[***]	Ramp to Live Operations: [***]
[***]

Berkshire Grey will provide enough staff onsite [***] to safely install, commission, evaluate, and transition operation of the systems over to SoftBank.

SoftBank will provide support from as many SoftBank employees as needed to: resolve any facility issues in a timely fashion, observe and participate in the evaluation, participate in iterative configuration of usability features, and to take ownership of system operation during the transitional ramp. SoftBank will also be responsible for ensuring the security and stealth of the project and managing the schedule of visitors as appropriate to ensure disruptions are not so frequent as to jeopardize the ability to complete the project on time.

4.2	Site Preparation Requirements

SoftBank will provide the following accommodations for swift and accurate installation and maintenance of the RPCs.

4.2.1	Delivery Requirements

SoftBank will provide access to efficient number of dock bays at the [***] facility reserved for Berkshire Grey use when receiving Berkshire Grey equipment. These docks must accommodate standard height 53’ semi-trailers and be equipped with dock plates. During equipment delivery, SoftBank facility personnel will allow and direct deliveries to the appropriate dock. SoftBank will provide Berkshire Grey with access to bring in equipment and personnel to unload and stage palletized shipments to the system installation area. Berkshire Grey will collaborate with, SoftBank to schedule the [***] equipment in order to provide an un-occluded pathway s ufficient in dimension to accommodate equipment connecting one or more dock doors to the location of the system installation. SoftBank will limit traffic along this pathway during the delivery window to facilitate the movement of Berkshire Grey equipment.

Confidential Information	16	© Berkshire Grey, Inc. 2019

4.2.2	Power and Network Drop Requirements and Layout

[***]

Item	Facility Terminating Connector	Details
UPS Power Requirement*		[***]
Supply Circuits	[***]
Convenience Circuit
Data Requirement

[***]

The UPS protected circuit is specifically reserved for mission-critical controllers powered by the drop and is used to retain state and perform clean shutdown in the event of a facility power failure.

[***]

Berkshire Grey will be responsible for patching from the terminal connector to the equipment. Berkshire Grey will be responsible for the deployment of all networking and compute equipment Berkshire Grey provides.

Confidential Information	17	© Berkshire Grey, Inc. 2019

Berkshire Grey will be responsible for management of all routing and switching between the site server room and Berkshire Grey picking stations. Inability to manage these switches can result in decreased system performance and may require change order to adjust project timeline.

Compute systems deployed in the site server room require uninterrupted power. Server equipment is expected to require [***]. This estimate will be refined as the design progresses.

4.3	[***]

[***]

Unit dimensions must be within the dimensions of the shipping container to be packed. Depending on the shipping container properties, units may be stacked, and units that roll may be packed. Box sizes will be chosen, and items will be placed in a way that leaves space in between the units and shipping container walls. Berkshire Grey will endeavor to place items with a [***] from the item to the box wall. However, Berkshire Grey cannot guarantee the [***] stays as the item may shift once the box begins to convey.

4.4	Computing Architecture

The software architecture is supported by a set of dedicated controllers throughout the system working in coordination with centralized, on-premise servers. A high-level summary of this computing topology is provided below.

4.4.1	Network Architecture

[***] contiguous rack space within the server room to accommodate.

Berkshire Grey has developed a general, initial network architecture proposal as shown below. This network architecture will continue to evolve over time through continued interaction between the relevant Berkshire Grey and SoftBank teams. Moving forward, Berkshire Grey will maintain the most up-to-date version of this diagram.

Confidential Information	18	© Berkshire Grey, Inc. 2019

[***]

All computing components within the Berkshire Grey system are connected to a SoftBank designated vendor [***] SoftBank is responsible for providing the cable necessary to connect the Berkshire Grey provided servers in the server room to the SoftBank switch/router for this purpose.

[***]

Confidential Information	19	© Berkshire Grey, Inc. 2019

4.4.2	Compute Hardware

Berkshire Grey will provide all compute hardware. [***] Berkshire Grey Support will be the point of contact for support or maintenance required on Berkshire Grey equipment.

4.4.3	Access Control

Berkshire Grey software and hardware components will incorporate SoftBank approved access control (i.e. authentication and authorization) for all types of web/network communications following SoftBank’s set guidelines for maintenance of credentials. However, this only applies to access to the Berkshire Grey system from SoftBank devices on the SoftBank network and excludes devices within controller subnets (e.g. embedded devices).

4.4.4	Data Management

[***]

Berkshire Grey also maintains a Diagnostics Database for tracking and reporting. This database includes statistics such as operating status, performance measurements/metrics and diagnostic logs. The precise data to be logged and the interface for accessing this data will be developed in collaboration with SoftBank.

4.4.5	Security Review

Berkshire Grey will collaborate with SoftBank to find a solution that is compliant with SoftBank security policies. Berkshire Grey will work with SoftBank to ensure a security review is completed for all required software, hardware and networking components prior to installation of these components. SoftBank is responsible for providing the security review documents to be completed and associated instructions.

4.4.6	Power Disruption Mitigation

All critical compute hardware should be backed by SoftBank critical power. This includes the server and network components located within the [***] server room and the UPS power drops for system controllers indicated in [***]. It is understood that other components in the Berkshire Grey system will not have backup power, nor any warning signal in the event of a loss of power.

Confidential Information	20	© Berkshire Grey, Inc. 2019

4.4.7	Disaster Recovery

SoftBank and Berkshire Grey WMS solution has been designed so that the [***]. In the event of a disaster, natural or otherwise, that compromises the physical state of the servers, the system will be taken offline and manually restored to a known state by Berkshire Grey support staff before resuming work. Berkshire Grey will collaborate with SoftBank to develop a mutually agreeable Disaster Recovery process.

4.4.8	Bandwidth and Storage Requirements

[***] Berkshire Grey will provide sufficient storage and backup of data stored by the centralized Berkshire Grey servers.

4.4.9	Video Cameras

As a mechanism to monitor the operation of the RPC system, Berkshire Grey will utilize panoramic cameras in key locations, mounted on the RPCs. [***]

4.5	WMS Integration

The Berkshire Grey system exchanges data with SoftBank facilities [***]

The specification represents a high-level definition of interactions between the Berkshire Grey and SoftBank systems to perform the operations described. We expect this specification to evolve over time through continued interaction between the Berkshire Grey and SoftBank teams.

Confidential Information	21	© Berkshire Grey, Inc. 2019

4.5.1	Communication Protocols

Information exchange between the [***] as previously discussed with the SoftBank WMS team.

Details of this communication protocol will be finalized between SoftBank and Berkshire Grey during the WMS design phase.

SoftBank is responsible for providing and ensuring network connectivity [***]

4.5.2	Data Exchange

4.5.2.1	Heartbeats

Each Berkshire Grey pick cell will regularly emit messages [***]

4.5.2.2	Inventory Totes

[***]

4.5.2.3	Singleton Trays

[***]

4.5.2.4	Inventory Singulation / Single-Pick Orders

[***]

Confidential Information	22	© Berkshire Grey, Inc. 2019

4.5.2.5	Multi-Pick Orders

[***]

4.5.2.6	Automation Compatibility

[***]

4.5.3	Additional Requirements

4.5.3.1	Response Latency.

Interaction between the Berkshire Grey solution and SoftBank’s WMS is largely [***] via the Event based API and is designed to cope with network latency. [***]

Confidential Information	23	© Berkshire Grey, Inc. 2019

4.5.3.2	SKU Attributes.

[***]

4.6	System Performance Specifications

Berkshire Grey’s cell designs outlined in this proposal are designed to meet the performance needs of SoftBank’s LaaS operations. In the following subsections we provide performance metrics for the three cell types in terms of overall performance and SKU compatibility.

4.6.1	Overall Performance

The following table lists overall performance specifications for the Induction, Single-Pick and Multi-Pick Cells.

	Induction Cell	Single-Pick Cell	Multi-Pick Cell
[***]	[***]	[***]	[***]
[***]	[***]
[***]	[***]

[***]

These metrics are defined as follows.

[***]

Confidential Information	24	© Berkshire Grey, Inc. 2019

4.6.2	SKU Dimension and Weight Limits

RPCs are capable of handling SKUs that meet the following dimension and weight:

RPC SKU Compatibility Criteria
Minimum Weight	[***]
Maximum Weight	[***]
Minimum Dimensions	[***]
Maximum Dimensions	[***]

SKU dimensioning and weight specifications are general guidelines. There may be situations where it does not make sense to run a specific item through the RPC, e.g., small glass items may be within the general guidelines but still be items that SoftBank should handle manually.

Weight and dimension specifications are recommended bounds for deployment in 2020. There is an interdependence between the size of the SKUs and the dimensions of the container. Also, these compatibility criteria may loosen (e.g. increased maximum weight) as the system learns about SoftBank’s client SKUs.

4.6.3	SKU Compatibility

Berkshire Grey’s core picking technology can be employed across a wide variety of SKUs. The following is a list of retail goods that typically represent approximately [***] shipped volume. Subject to being within the dimension and weight specifications, the following items are typically pickable:

[***]

Confidential Information	25	© Berkshire Grey, Inc. 2019

Berkshire Grey will provide training and standard operating procedures for any of the above items that benefit from specific approaches to storing units in inventory totes to maintain performance.

The following items may be pickable but are not currently recommended for automation, and typically represent [***] less of a general merchandiser’s shipped volume:

[***]

As part of our effort to help SBR improve prediction of handled SKU volume and performance, and to improve handling within the Technology Acceleration Program, we have separately provided the document titled Recommended Methodology for SKU Set Selection.

The RPC system has also been designed to anticipate frequent turnover in the specific items that are shipped through LaaS. Berkshire Grey robots utilize [***] to inform future decisions and produce intelligent behaviors. As the robots handle similar items, they learn to optimize faster and more accurate motions across all robots in the full solution, and to generalize among sets of items that yield similar performance.

4.6.4	Container Compatibility

The RPC system is compatible with SoftBank’s proposed containers. For the Induction Cells and Single-Pick Cells described in Sections 4.3.1 and 4.3.2, the cell will be able to pick from the following container(s):

[***]

The containers above may be divided into two equal sub-divisions along the longest dimension of the container equally or they may be divided into four equal sub divisions by dividing along the longest dimension and shortest dimensions of the container.

The Induction Cell will be able to efficiently place items in the following containers:

[***]

For the Multi-Pick Cells described in Section 4.3.3, the cell will be able to pick from the following containers:

[***]

Confidential Information	26	© Berkshire Grey, Inc. 2019

The Single-Pick Cell and Multi-Pick Cell will be able to efficiently place items in packaging appropriate for shipping. The system will be able to handle containers with dimension ranges as follows:

Box Compatibility Criteria
Minimum Width/Length	[***]
Maximum Width/Length	[***]
Minimum Height	[***]
Maximum Height	[***]

[***]

Compatibility with alternate containers or labeling schemes is possible, but not guaranteed without prior assessment and approval by Berkshire Grey.

4.7	Evaluation Test Procedures

Evaluation will be comprised of three sets of activities: installation evaluation, operational evaluations, and performance tests.

4.7.1	Installation Evaluation

This is intended to confirm that equipment has been installed correctly [***]. A formal procedure for checking each cell both prior to shipment and upon installation shall be developed as part of the overall quality plan for this project.

4.7.2	Operational Evaluations

The operational evaluations are intended as basic go/no-go functionality confirmations for a set of critical system processes. As we get closer to the evaluation dates, Berkshire Grey will draft a formal procedure for each of the operational evaluations listed below. The Berkshire Grey and SoftBank teams will work together to approve the formal procedure. Operational evaluations will include the following activities:

Safety systems evaluation
1.	Guarding and signage inspection
2.	Cabinet and electrical inspection
3.	Pullcord e-stops triggered/reset functionality
4.	Pushbutton e-stops triggered/rest functionality

Confidential Information	27	© Berkshire Grey, Inc. 2019

Maintenance procedures evaluation
1.	LOTO procedures review
2.	Maintenance access review
3.	Preventative maintenance task review

System states evaluation
1.	Startup procedure review
2.	Shutdown procedure review
3.	Idle state functionality review
4.	Manual bypass functionality review

Operation exceptions evaluation
1.	RPC e-stop recovery
2.	Power failure recovery
3.	Network connectivity loss recovery
4.	Tote barcode unreadable
5.	Tote unexpectedly empty when picks should remain
6.	Picks unexpectedly remaining when tote should be empty
7.	Trash in the gripper obstructing airflow
8.	Other exception cases TBD

Operator notifications evaluation
1.	Unable to clear trash detected in cup
2.	Robot unable to clear torque fault
3.	Other exception notifications TBD

4.7.3	Performance Tests

Performance against target metrics will occur according to a ramped testing plan. The purpose of these tests is to evaluate the cells and the overall system against the performance specifications detailed in Berkshire Grey’s proposal.

As we get closer to the evaluation dates, Berkshire Grey will work with SoftBank to develop:

-	A formal procedure for the performance tests.
-	An agreed upon volume ramp plan.

4.7.4	Final Acceptance

Substantial completion of the project will occur upon successful completion of Final Acceptance testing. Following this test, this SoW will be considered to have been executed, and we will move to a maintenance/support phase.

4.8	Reporting Metrics

Daily metrics will be made available to SoftBank and Berkshire Grey team members for performance monitoring of the live system. Authorized team members can access system metrics via a web URL on the SoftBank corporate network. Visitors to the URL may retrieve metrics up to the maximum available date range. Retrieved metrics will be displayed in the user’s browser and also made available for download in comma separated values (csv) format. Up to the minute live reporting using a web UI is also available.

Confidential Information	28	© Berkshire Grey, Inc. 2019

4.8.1	Individual Pick Cell Metrics

The following metrics will be computed daily for each individual picking cell:

[***]

4.9	Human-Machine Interfaces

Berkshire Grey will provide the Human-Machine Interface (HMI) and/or scanning devices necessary to interact with the Manual Bypass stations at each picking cell.

As a reference, here are example part numbers that Berkshire Grey would consider for these tasks:

[***]

This information is only intended to provide SoftBank with context for the classes of HMI devices that will be incorporated into the system. Exact component selection will be determined based on future discussions between Berkshire Grey and SoftBank.

4.10	Startup, Shutdown, and Operation Procedures

The RPC system is designed to quickly startup and become operational with minimal operator intervention. This section describes the high-level procedures required to operate the system. Berkshire Grey will continue to work with SoftBank to refine these procedures and ensure that they meet the system’s operational needs and comply with both organizations’ safety standards.

Confidential Information	29	© Berkshire Grey, Inc. 2019

4.10.1	System States

The Berkshire Grey system will ultimately contain [***] robotic picking cells. These cells are independently powered and controlled. Each cell has the following [***] states:

[***]

The operating states of cells are independent. [***]

4.10.2	Maintenance [***]

The picking cells will not have an explicit maintenance state. Maintenance personnel will perform maintenance with the cell under repair in either safety stopped mode (for routine maintenance), or under full lock-out/tag-out protocol for larger maintenance operations.

4.10.3	Startup Procedure

The following describes the process of moving a single cell from [***]

Confidential Information	30	© Berkshire Grey, Inc. 2019

4.10.4	Shutdown Procedure

[***]

4.10.5	Emergency Stop

[***]

Berkshire Grey will work with SoftBank to determine system level requirements for emergency stops. The determined behavior (for instance, e-stopping any cell might need to emergency stop the entire system) will then be implemented in a building-wide safety controller, if necessary.

4.11	Safety

At Berkshire Grey, we take the safety of our personnel and our customer’s personnel seriously. We draw upon decades of experience in the industrial, aerospace, defense, and automotive industries to bring a tried and true safety methodology and mindset to everything we make and do here at Berkshire Grey. This begins with the way we approach design and continues through formal assessment and verification activities. We also believe that the safest systems are the result of open and cooperative discussion among all stakeholders on a project.

This LaaS solution shall be designed and verified to comply with applicable [***] safety standards that have been released and published, including:

[***]

Confidential Information	31	© Berkshire Grey, Inc. 2019

[***]

Berkshire Grey will ensure that all personnel are trained in and compliant with SoftBank & Berkshire Grey approved policies regarding PPE, lockout/tagout, and general site safety.

4.11.1	Emergency Stops

The Induction, Single-Pick, and Multi-Pick cells in this system will be deployed as independent cells that can be individually stopped and accessed for maintenance or issue resolution while other cells continue to run.

Berkshire Grey will design, implement, and install all safety components to the system, including all e-stops as necessary for safe operation. The physical e-stops will be [***] located along the edges of conveyors. Correct operation of these components and circuits will be verified as part of the system testing.

4.12	Maintenance & Support Services

Separate from this scope of work, SoftBank and Berkshire Grey will execute a Support Services Agreement, which will contain further details on topics of ongoing maintenance and support for the RPC systems. Berkshire Grey will collaborate with SoftBank to organize and create the appropriate maintenance material. Berkshire Grey will provide SoftBank with the following (in English language only):

1.	“As-built” installation drawings
2.	Service and preventive maintenance manuals
3.	User manuals
4.	System troubleshooting guides
5.	System operator training
6.	Maintenance technician training
7.	Safety manual

4.12.1	Warranty

Berkshire Grey warrants that system Hardware will be free of material defects in workmanship and materials, in each case under normal use, for a period of twelve (12) months from the date of Acceptance (as defined in Section 9.2 of the MPLA). The Licensed Software will be free of any and all material defects and conform in all material respects to the specifications for the Licensed Software within the Licensed Documentation for a period of ninety (90) days after the Acceptance (as defined in Section 9.2 of the MPLA).

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4.12.2	Warranty Services

If any supported Hardware becomes inoperable under normal use and in compliance with the preventative maintenance, Berkshire Grey will either repair the supported Hardware or replace it during the warranty period.

4.12.3	Non-Warranty Services

If any supported Hardware becomes inoperable as a result of non-compliant use or mistreatment by SoftBank personnel, Berkshire Grey will either repair the supported Hardware or replace it at SoftBank’s expense. SoftBank will pay for parts at catalog price and will pay for labor per the current Berkshire Grey rate sheet.

4.12.4	Service Priority Table

Berkshire Grey will respond to identified issues within the response time frame indicated below (in accordance with Exhibit B, Section 3(c) of the MPLA) and work diligently to provide a remedy to requests for assistance. SoftBank will grant Berkshire Grey and Berkshire Grey contractors necessary access to the Supported Software and/or Supported Hardware in order to resolve any problems. Access to the Software will include both physical and remote network access to all systems running the supported software. Berkshire Grey will maintain partnership agreements with their suppliers as necessary in order to meet these response times.

Category	Description	Response Time	Update Timeline
Critical

A condition exists that causes a Product to fail to function, in one or more material and critical aspect(s), which prevents the Product from functioning according to the Licensed Documentation and Customer from conducting critical and primary business functions in a production environment.

		[***]	[***]
Non-Critical	A Product is functioning but is subject to a reproduceable condition that causes a non-critical failure of the Product to function according to the Licensed Documentation in a production environment.	[***]	[***]

Berkshire Grey and SoftBank will work together to schedule planned downtime, maintenance periods and other system outages consistent with SoftBank’s business needs and the scope of such required maintenance or other planned activities that require downtime, with schedule to be approved by SoftBank at its discretion.

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4.12.5	Recommended Spares

SoftBank may choose to purchase spare parts that will be held in inventory at the [***] DC. Berkshire Grey will work with SoftBank to outline a specific spares program. The list below should serve as a good example. The final spares list will be developed as part of our standard engineering process.

Example recommended spares for [***] units would include:

[***]

4.13	Training

Berkshire Grey will collaborate with SoftBank to create and organize all required training material. This material will be provided in English. At a minimum, Berkshire Grey will conduct training sessions for the following initial Operator and Maintenance training programs to SoftBank without additional charge. Training will occur at mutually agreed upon times and locations.

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Class	Topics Covered
Operator Training	● System Overview & Concept of Operations ● General Oversight and System Tending ● Manual Bypass Operation ● Exception Handling ● Fault Response ● Personnel and System Safety

Class	Topics Covered
System Management & Maintenance Training	● System Startup/Shutdown ● Fault Handling ● Maintenance Routines o Daily o Weekly o Monthly o Quarterly ● Getting Berkshire Grey Involved

The price for additional training programs (conducted in English) will be $3,500 per day for up to 10 trainees plus reasonable Berkshire Grey travel expenses.

4.14	Responsibility Matrix

4.14.1	System Assembly (Pre-Installation)

Berkshire Grey	SoftBank
● RPC system equipment sourcing.	●	Participation in regular project status calls.
● System assembly & functional validation at Berkshire Grey designated site.	●	Managing SB designated 3rd parties [***]
● Review of SB automation equipment that must interface with RPC cells.	●	WMS integration support and documentation.
● Review of site preparation with SB personnel.	●	Site preparation including installation of all power and network drops as specified in this proposal.
● System risk assessment sourcing and execution.	●	Construction permitting and accountability.
● Development of training materials in English.	●	Participation in development of training materials.
	●	Translation of training materials.

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4.14.2	System Assembly / Go-Live

Berkshire Grey		SoftBank
●	Transport of system to site.	●	Providing facility access to BG employees & contractors.
●	Permitting and installation of power connections from SB-provided drops to BG equipment.	●	Pathway sufficient in size to deliver RPCs
●	Coordination with SB site, corporate, & safety personnel for pre-go-live review.	●	Managing SB designated 3rd parties [***]
●	System operational validation with BG operators.	●	Participation in pre-go-live system review.
●	Training for SB personnel.	●	Participation in training.

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5	Commercial

5.1	Pricing & Pricing Validity

5.1.1	Pricing for [***]

The total purchase price for the Berkshire Grey RPC stations, is outlined as below:

RPC Cells including GreyMatter AI Supervisory Software	[***]

● Includes [***] RPC-based Picking Cells:

o [***] Induction Cells

o [***] Single-Pick Cells

o [***] Multi-Pick Cells

● Includes [***]

● Includes [***] Software.

● Includes [***] Package.

● Includes [***] Package.

● Includes [***].

● Includes [***] Package.

● Includes [***] Effector.

● Includes [***] Package.

● Includes [***] System.

● Includes [***] Package.

● Includes [***]

● Includes All Rack Systems & Control Cabinets for RPC cells and Related AI.

● Includes All cabling from SoftBank supplied network and power drops to BG systems.

● Includes Cameras for pick cell monitoring.

● Status & Reporting APIs.

● Includes Safety Systems, Related Sensor Packages, Guards, and e-Stops.

Spare Parts	[***]
● Estimated spare parts for [***] RPC Systems per table in Section 4.12.5

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5.1.2	Pricing for Software Support & Maintenance Subscription

Annual Software Support and Maintenance Subscription*	[***]

After the first year of operation (defined as 12 months after Acceptance) an annual subscription fee applies for general software support, bug fixes/patches, additional features or improve performance with quarterly automatic System Software, Firmware upgrades and performance improvements for:

o Master System AI, Orchestration & Control Software.

▪  [***] RPC Software.

▪  [***] Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Enabled.

o Perception Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Package.

o [***] Control Software.

▪  [***] Control Package.

▪  [***] Package.

▪  [***] Package.

▪  [***]

▪  [***] Package.

▪  [***] Package.

o RPC [***] Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Package.

▪  [***] Enabled.

*Support is provided in English with local language accommodated when possible.

5.1.3	Pricing for Services and Support

On-Site Services	[***]
● Berkshire Grey Equipment Installation, Assembly on Site, Commissioning. ● On-Site System Training.

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Additional Service & Support
● SoftBank may request services which will be invoiced and Berkshire Grey’s current hourly service rates (Appendix A). SoftBank and Berkshire Grey may also enter into a statement of work which will specify the deliverables and pricing of any additional services to be provided by Berkshire Grey.

5.1.4	Pricing Exclusions

Scope items specifically excluded are totes and LaaS boxes. It is assumed that SoftBank would provide these items in necessary quantities.

All prices are inclusive of sales, use, value-added or other taxes.

5.2	Payment Invoices & Payment Schedule

5.2.1	Initial Order

Berkshire Grey will invoice SoftBank per the schedule below. Invoices will be payable by SoftBank to Berkshire Grey within 30 days of invoice date. The payment milestone structure for the proposed RPC system is as follows:

Invoice Amount	Milestone
[***]	Execution of SOW
[***]	Start of Installation
[***]	Start of Commissioning
[***]	Final Acceptance

5.2.2	Additional Orders

If additional components are ordered (such as individual trays or lids), the additional order payment milestones will be structured as [***] on the effective date of each Additional Order; and the final [***] upon the successful installation of the additional order.

5.3	Shipping

Goods bound for DCs located outside the United States are shipped Delivery terms are Delivery Duty Paid (DDP) (at the Warehouse in Japan) (INCOTERMS 2010).

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6	Appendix A: [***]

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